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                         Strong Special Fund II, Inc.

                                  EXHIBIT 16
                                  ----------

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.     AVERAGE ANNUAL TOTAL RETURN

       A.   Formula
            -------
                   n                       n ____
            P (1+T)  = ERV     or     T = \ /ERV/P - 1

Where:      P =   a hypothetical initial payment of $10,000

            T =   average annual total return

            n =   number of years

          ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.


       B.   Calculation
            -----------
                 n ____
            T = \ /ERV/P - 1

            1.      One-year period 12-31-95 through 12-31-96
                              1 _____________
                    18.15% = \ /11,815/10,000 - 1

            2.      Since inception 05-08-92 through 12-31-96
                              4.647 _____________
                    18.94% = \     /22,393/10,000 - 1


III.   TOTAL RETURN

       A.   Formula
            -------

            EV-IV
            -----
             IV     =     TR

Where:      EV=  Value at the end of the period, including reinvestment of all dividends and capital gains distributions

            IV= Initial value of a hypothetical investment at the net asset value

            TR=  Total Return

       B.   Calulation
            ----------

            EV-IV
            -----
             IV     =     TR

            One-year period ended December 31, 1996

                   11,815 - 10,000
                   ---------------
                       10,000          =       18.15%